Exhibit 99.1

Comparative Historical and Unaudited Pro Forma Per Share Financial Information

	As of and for the Year Ended December 31, 2020
Statement of Operations	Megalith (Historical)	Pro Forma Combined
Book value per share	$(31.48)	$(0.27)
Weighted average Class A common stock outstanding	8,655,806	11,900,302
Basic and diluted net loss per share, Class A	$0.13	$(3.04)
Weighted average Class B common stock outstanding	4,232,222	N/A
Basic and diluted net loss per share, Class B	$(16.62)	N/A

Unaudited Pro Forma Condensed Combined Financial Information

The following information should be read in conjunction with the financial statements of Megalith Financial Acquisition Corp. (“Megalith”) and BankMobile Technologies, Inc., a Pennsylvania corporation (“BankMobile”) and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Megalith,” “Selected Historical Financial Data of Megalith,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BankMobile,” and “Selected Historical Financial Data of BankMobile” filed by the Company with the U.S. Securities and Exchange Commission.

Introduction

On August 6, 2020, Megalith, a special purpose acquisition company, entered into a definitive agreement and plan of merger (the “Merger Agreement”), by and among Megalith, MFAC Merger Sub Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Megalith (“Merger Sub”), BankMobile, and Customers Bank, a Pennsylvania state chartered bank and the sole stockholder of BankMobile (the “Customers Bank”), pursuant to which, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), BankMobile will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger and becoming a wholly-owned subsidiary of Megalith (the “Business Combination”).

Upon Closing, the combined company will operate as “BM Technologies Inc.” (“BM Technologies”) and is expected to be listed on the New York Stock Exchange (the “NYSE”). All of BankMobile’s serviced deposits and loans will remain at Customers Bank immediately after the Closing. Upon the Closing, BM Technologies will be a financial technology company bringing banks and business partners together through its digital banking platform. The transaction will be accounted for as a reverse recapitalization (“Reverse Recapitalization”), whereby BankMobile is the accounting acquirer and Megalith is the accounting acquiree.

On November 2, 2020, Customers Bank, BankMobile and Megalith amended the Merger Agreement to provide, among other things, that the stock portion of the Merger Consideration will be distributed to Customers Bancorp’s stockholders at the closing of the transaction and that there will be restrictions on the sale of these shares for twelve months after the closing of the merger, provided that these restrictions will end prior to such time upon the earlier of:

(1)	the date after the closing date on which Megalith consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third-party that results in all of Megalith’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and

(2)	the date on which the closing sale price of Megalith’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing date.

Megalith was incorporated as a Delaware corporation in November 2017. On August 28, 2018, Megalith consummated its initial public offering (the “IPO”) as a blank check company whose purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses. Upon the closing of the IPO, $151.5 million of net proceeds thereof was placed in a trust account (“Trust Account”) and invested in United States (U.S.) government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. As of December 31, 2020, Megalith had $27,713,815 held in the Trust Account, after 14,277,275 shares of Class A common stock were redeemed for an approximate total value of $147.7 million from the Trust Account in connection with a May 26, 2020 and a November 24, 2020 extension of the date by which Megalith must consummate an initial business combination.

BankMobile provides a digital banking platform and student disbursement services. Through its modern cloud-based technology, it provides a suite of low-cost products including checking and savings accounts to consumers through its B2B2C distribution model by connecting consumers to an FDIC insured banking institution.

The merger between BankMobile and Megalith was accounted for as a Reverse Recapitalization for which BankMobile was determined to be the accounting acquirer based on the following factors:

●	Customers Bank’s shareholders held a voting interest of more than 50% in BM Technologies;

●	BankMobile’s former management make up the new leadership team of BM Technologies; and

●	BankMobile is the larger entity by revenue and net income (loss) and will largely drive the core operations of the combined entity.

In addition, two officers and one independent director of Customers Bancorp and Customers Bank are shareholders of Customers Bancorp and also own 559,787 of Megalith Founder shares or 4.7% of the estimated equity share capitalization of BM Technologies. Their 4.7% ownership interest when combined with Customers Bancorp’s shareholder ownership interest in BM Technologies increased the ownership interest to greater than 55% at closing. Other factors were considered but they would not change the preponderance of factors indicating that BankMobile was the accounting acquirer. The merger between BankMobile and Megalith was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Megalith was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of BankMobile issuing stock for the net assets of Megalith, accompanied by a recapitalization. The net assets of Megalith is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of BankMobile.

Description of the Merger

Pursuant to the Merger Agreement, Megalith acquired all of the issued and outstanding equity interests of BankMobile in exchange for cash and equity. The initial purchase price was based on an enterprise value of BankMobile and consisted of $23.1 million of cash transferred to Customers Bank (subject to adjustments as defined in the Merger Agreement), and the remaining value was in the form of shares of BM Technologies Class A common stock.

The following summarizes the consideration issued at closing of the Reverse Recapitalization at a $10.38 share price:

Total Consideration (in thousands, except shares)	Amounts	Shares
Share consideration - BankMobile	$64,617	6,225,135
Cash consideration - BankMobile	23,125	—
Total Merger Consideration	$87,742	6,225,135

The equity share capitalization of BM Technologies at close is as follows:

Total capitalization (in thousands, except shares)	Amounts	Shares
BM Technologies shares issued to Customers Bancorp’s shareholders and BM Technologies employees	$64,617	6,225,135
Megalith public shareholders	27,669	2,651,614
Megalith Founders shares	7,472	719,802
Megalith Founders shares in PIPE investment	2,003	192,955
Megalith shares issued in PIPE investment	19,853	1,912,599
Megalith shares issued for deal related costs	2,606	198,197
Total Merger Consideration	$124,220	11,900,302

Megalith Investor Holdings, LLC also will relinquish all Class B shares for 0.7 million Class A shares and will additionally contribute capital to the Private Investment in Public Equity (“PIPE”) investment. BM Technologies has not included the impact of warrants vesting within its earnings per share calculations, as they were not dilutive at December 31, 2020.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Reverse Recapitalization between Megalith and BankMobile and the PIPE investment.

The following pro forma condensed combined balance sheet as of December 31, 2020 assumes that the merger occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents the pro forma effects of the Business Combination as if it had occurred on January 1, 2020.

The pro forma combined financial statements do not necessarily reflect what BM Technologies financial condition or results of operations would have been had the merger occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Megalith was derived from the audited financial statements of Megalith as of and for the year ended December 31, 2020. The historical financial information of BankMobile was derived from BankMobile’s audited financial statements as of and for the year ended December 31, 2020.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of Megalith and BankMobile. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020

(amounts in thousands)	Historical BankMobile December 31, 2020	Historical Megalith December 31, 2020	Pro Forma Adjustments	Notes	Pro Forma Combined Post Merger December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,989	$43	$11,772	A	$14,804
Accounts receivable, net	7,384	-	-		7,384
Prepaid expenses and other current assets	2,348	41	-		2,389
Total current assets	12,721	84	11,772		24,577
OTHER ASSETS
Marketable securities held in Trust Account (1)	-	27,714	(27,714)	E	-
Escrow for private placement	-	20,003	(20,003)	G	-
Premises and equipment, net	401	-			401
Developed software, net	39,657	-	-		39,657
Goodwill	5,259	-	-		5,259
Other intangibles, net	5,070	-	-		5,070
Other assets	853	-	-		853
Total other assets	51,240	47,717	(47,717)		51,240

TOTAL ASSETS	$63,961	$47,801	$(35,945)		$75,817
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,346	$1,656	$-		$9,002
Payable to partner bank	5,105	-	-		5,105
Borrowings from partner bank	21,000	-	(8,834)	H	12,166
Private placement received in advance	-	20,003	-		20,003
Current portion of operating lease liabilities	701	-	-		701
Deferred revenue, current	2,588	-	-		2,588
Franchise taxes payable	-	30	-		30
Due to affiliates	-	45	-		45
Total current liabilities	36,740	21,734	(8,834)		49,640
LONG TERM LIABILITIES
Warrant Liability	-	75,974	(49,094)	Q	26,880
Operating lease liabilities	430	-	-		430
Deferred revenue, non current	2,101	-	-		2,101
Other liabilities	-	6,771	(6,771)	P	-
Total long term liabilities	$2,531	$82,745	$(55,865)		$29,411

TOTAL LIABILITIES	$39,271	$104,479	$(64,699)		$79,051
Commitments and contingencies:
Class A common stock subject to possible redemption	$-	$26,781	$(26,781)	K	$-
Shareholders’ equity:
Class A common stock	-	-	1	B	1
Class B common stock	-	-	-	L	-
Additional paid in capital	64,018	-	(73,705)	C	(9,687)
Retained earnings (accumulated deficit)	(39,328)	(83,459)	129,239	D	6,452
Total shareholders’ equity	24,690	(83,459)	55,535		(3,234)
Total liabilities and shareholders’ equity	$63,961	$47,801	$(35,945)		$75,817

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

(amounts in thousands, except share and per share data)	Historical BankMobile December 31, 2020	Historical Megalith December 31, 2020	Pro Forma Adjustments	Notes	Pro Forma Combined Post-Merger December 31, 2020
Operating revenues:
Interchange and card revenue	$26,285	$-	$-		$26,285
Servicing fees from partner bank	22,465	-	-		22,465
Account fees	11,308	-	-		11,308
University fees	5,320	-	-		5,320
Other	1,480	-	-		1,480
Total revenues	66,858	-	-		66,858
Operating expenses:
General and administrative	-	292	-		292
Technology, communication and processing	27,404	-	-		27,404
Salaries and employee benefits	26,076	-	-		26,076
Professional services	9,304	-	-		9,304
Franchise tax	-	200	-		200
Support services - related party	-	186	-		186
Provision for operating losses	5,170	-	-		5,170
Occupancy	1,428	-	-		1,428
Customer related supplies	825	-	-		825
Advertising and promotion	941	-	-		941
Merger and acquisition related expenses	739	1,533	(2,272)	AA	-
Other	5,346	-	-		5,346
Total expenses	77,233	2,211	(2,272)		77,172
Loss from operations	(10,375)	(2,211)	2,272		(10,314)
Non-operating income (expenses):
Other income	-	212	-		212
Gain (loss) on revaluation of warrant liability	-	(68,334)	43,668	DD	(24,666)
Interest income on marketable securities held in Trust Account	-	1,406	(1,406)	BB	-
Interest expense	(1,395)	-	-		(1,395)
Total other (loss)	(1,395)	(66,716)	42,262		(25,849)
(Loss) income before income tax expense	(11,770)	(68,927)	44,534		(36,163)
Income tax expense	23	298	(298)	CC	23
Net (loss) income	$(11,793)	$(69,225)	$44,832		$(36,186)

Weighted average shares outstanding of Class A common stock	100	8,655,806			11,900,302
Basic and diluted net income per share, Class A	$(117,930)	$0.13			$(3.04)
Weighted average shares outstanding of Class B common stock	N/A	4,232,222			-
Basic and diluted net income per share, Class B	N/A	$(16.62)			N/A

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation

The merger between a subsidiary of Megalith and BankMobile was accounted for as a Reverse Recapitalization in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Under this method of accounting, Megalith was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of BankMobile issuing stock for the net assets of Megalith, accompanied by a recapitalization. The net assets of Megalith are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of BankMobile.

The unaudited pro forma condensed combined balance sheets included in this filing assume that the merger occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents the pro forma effect of the merger as if it had been completed January 1, 2020. These periods are presented on the basis of BankMobile being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 was prepared using, and should be read in conjunction with the following:

●	Megalith’s audited balance sheet as of December 31, 2020 and the related notes for the period ended December 31, 2020, which are included in the 10-K/A filed with the SEC on July 13, 2021; and

●	BankMobile’s audited balance sheet as of December 31, 2020 and the related notes for the year ended Decemeber 31, 2020, which are included in the 8-K/A filed with the SEC on March 31, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information also does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the merger.

The pro forma adjustments reflecting the completion of the merger are based on certain currently available information and certain assumptions and methodologies that BM Technologies believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and has been evaluated.

Note 2 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the merger, factually supportable, and with respect to the statement of operations, are expected to have a continuing impact on the results of BM Technologies. The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

There were no intercompany balances or transactions between Megalith and BankMobile as of the dates and for the periods of these unaudited pro forma condensed combined financial statements. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed combined income tax returns for the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Megalith’s shares outstanding, assuming the merger occurred on January 1, 2020.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

Adjustments to the pro forma condensed combined balance sheet as of December 31, 2020 (amounts in thousands, except share and per share amounts)

A.	Represents the pro forma adjustments to the cash and cash equivalents balance to reflect the following:

Investments held in Megalith Trust Account	$27,714	E
Transaction costs	(2,293)	F
Funds from PIPE investment	20,003	G
Debt repayment	(8,834)	H
Cash consideration to Customers Bank, net of estimated transaction costs and deferred underwriters’ fees	(23,125)	I
Reflects cash portion of settlement of $6.8 million of deferred underwriters’ fees	(1,693)	P
	$11,772	A

B.	Represents the pro forma adjustments to the Class A common stock to reflect the following:

Funds from PIPE investment	$—	G
Megalith Class A subject to redemption to permanent equity	—	K
Recapitalization of BankMobile equity and issuance of BM Technologies Class A common stock to Customers Bancorp’s shareholders	1	M
	$1	B

C.	Represents the pro forma adjustments to the additional paid in capital balance to reflect the following:

Cash consideration to Customers Bank	$(23,125)	I
Megalith Class A subject to redemption to permanent equity	26,781	K
Relinquished Megalith Class B Shares	1	L
Recapitalization of BankMobile equity and issuance of BM Technologies Class A common stock to Customers Bancorp’s shareholders	(1)	M
Reclassification of Megalith’s historical retained earnings	(83,459)	N
Accelerated vesting of existing restricted stock units and stock options granted	1,021	O
Reflects renegotiation of settlement of $6.8 million of deferred underwriter fees	2,472	P
Reflects equity portion of settlement of $6.8 million of deferred underwriters’ fees	2,605	P
	$(73,705)	C

D.	Represents the pro forma adjustments to the accumulated deficit balance to reflect the following:

Estimated transaction costs	$(2,293)	F
Reclassification of Megalith’s historical retained earnings	83,459	N
Accelerated vesting of existing restricted stock units and stock options granted	(1,021)	O
Reclassification of public warrant liability to equity	49,094	Q
	$129,239	D

E.	Reflects the reclassification of $27.7 million of marketable securities held in the Megalith Trust Account to cash and cash equivalents that became available for transaction consideration, transaction expenses, redemption of public shares, and operating activities of BM Technologies following the merger.

F.	Represents $2.3 million of transaction costs in consummating the merger.

G.	Represents proceeds of $20.0 million from issuance of 2.1 million shares in the PIPE investment and 0.7 million from initial Founders investment.

H.	Represents partial repayment of borrowing from Customers Bank of $8.8 million.

I.	Represents cash consideration paid to Customers Bank, net of estimated transaction costs and deferred underwriters’ fees, pursuant to the terms of the Merger Agreement of $23.1 million.

J.	Represents redemption of approximately 2.7 million public Megalith Class A common shares for $27.7 million at an estimated redemption price of $10.43 and the related reduction in cash consideration to Customers Bank and partial repayment of borrowing from Customers Bank.

K.	Reflects the reclassification of approximately $26.8 million of Megalith Class A common stock subject to possible redemption to permanent equity at a December 31, 2020 redemption price of $10.10.

L.	Reflects the relinquishment of Megalith Class B common stock. In connection with the merger, it is expected that all shares of Megalith Class B common stock are relinquished, along with all warrants.

M.	Represents recapitalization of BankMobile equity and issuance of 6.2 million of BM Technologies Class A common stock to Customers Bancorp’s shareholders as consideration for the Reverse Recapitalization.

N.	Reflects the reclassification of Megalith’s historical retained earnings.

O.	Reflects the amount of compensation cost related to the acceleration of the vesting for certain existing restricted stock units and stock options previously granted to certain of BankMobile employees.

P.	Reflects the settlement of $6.8 million of deferred underwriters’ fees.

Q.	Reflects the reclassification of Megalith’s public warrant liability to equity.

Adjustments to the unaudited pro forma condensed statements of operations for the year ended December 31, 2020

AA.	Reflects elimination of transaction-related costs incurred and recorded by Megalith and BankMobile.
BB.	Reflects the elimination of interest income on the Trust Account.
CC.	Reflects adjustments to income tax expenses as a result of the tax impact on the pro forma adjustments, which eliminates the tax expense associated with interest income on the Trust Account.

DD.	Reflects the elimination of the loss on the revaluation of the public warrant liability as a result of the reclassification of the public warrant liability to equity.

Note 3 - Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the merger, assuming the shares were outstanding since January 1, 2020. As the merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of the weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable related to the merger have been outstanding for the entire periods presented and reflects all redemptions of Megalith’s public shares. For shares redeemed, this calculation retroactively adjusted to eliminate such shares for the entire periods.

For the Year Ended
(in thousands, except share and per share data)	December 31, 2020
Pro forma net loss	$(36,186)
Weighted average shares outstanding of Class A common stock (1)	11,900,302
Net loss per share - basic and diluted	$(3.04)

As of December 31, 2020
Balance Sheet	Pro Forma Combined
Total assets	$75,817
Total liabilities	79,051
Total shareholders’ equity	(3,234)